SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 23, 2017

CONTANGO ORE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35770	27-3431051
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3700 Buffalo Speedway, Suite 925
Houston, Texas	77098
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code: (713) 877-1311

                                      Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

 On October 23, 2017, Contango ORE, Inc. (the "Company") completed the issuance and sale of an aggregate of 553,672 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") at a purchase price of $19.00 per share of Common Stock, in a private placement (the "Private Placement") to certain purchasers (the "Purchasers") pursuant to a Stock Purchase Agreement dated as of October 23, 2017 (the "Purchase Agreement"), by and among the Company and each Purchaser. The Private Placement resulted in approximately $10.5 million of gross proceeds and approximately $10.0 million of net proceeds. The Company will use the net proceeds from the Private Placement to fund its exploration and development program and for general corporate purposes. Petrie Partners Securities, LLC ("Petrie") acted as sole placement agent in connection with the Private Placement and received a placement agent fee equal to 6.50 percent (6.50%), which was reduced to 3.25 percent (3.25%) for existing stockholders and other Purchasers referred by those existing stockholders, or a total of $0.5 million in placement agent fees.

The shares sold in the Private Placement were issued in reliance on an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The bases for the availability of this exemption include the facts that the issuance was a private transaction which did not involve a public offering and the shares were offered and sold to a limited number of purchasers.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Purchase Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement dated as of October 23, 2017 (the "Registration Rights Agreement"), by and among the Company and the Purchasers, the Company agreed to file up to two demand registration statements with the Securities and Exchange Commission at any time after one year after the Private Placement but before three years after the Private Placement in order to register the resale of the shares of Common Stock.  In addition, the Registration Rights Agreement granted certain piggyback rights to the Purchasers.

A copy of the Registration Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Registration Rights Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement.

Relationships

Brad Juneau, the Company's President and Chief Executive Officer, purchased 13,200 shares of Common Stock, or $250,800, in the Private Placement on the same terms and conditions as all other Purchasers.

Item 3.02.    Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above under the heading "Purchase Agreement" regarding the issuance by the Company of 553,672 shares of Common Stock to the Purchasers as contemplated by the Purchase Agreement is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On October 24, 2017, the Company issued a press release relating to the transaction described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.1	Registration Rights Agreement dated as of October 23, 2017, by and among the Company and the several Purchasers named therein.
10.1	Stock Purchase Agreement dated as of October 23, 2017, by and among the Company and the several Purchasers named therein.
99.1	Press Release dated October 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

By:	/s/ Leah Gaines
Leah Gaines
Vice President and Chief Financial Officer

Dated: October 26, 2017